                                           EXHIBIT 23.1

Consent of Independent Accountants

We hereby consent to the use in the Prospectus constituting part of this Post-Effective Amendment
No. 2 to the Registration Statements on Form S-1
(Nos. 333-43041 and 333-43043) of our reports dated
January 28, 2000 relating to the financial statements of Series B and Series C of World Monitor Trust and our report dated February 18, 2000 relating to the statement of financial condition of Prudential
Securities Futures Management Inc., which appear in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
New York, New York
April 6, 2000